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Exhibit 11 - Computation of Earnings Per Common Share

                      TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                      Computation of Earnings Per Common Share
                    (Dollars in thousands, except per-share data)
                                     (Unaudited)



COMPUTATION OF EARNINGS PER COMMON SHARE                         THREE MONTHS ENDED          NINE MONTHS ENDED
  FOR STATEMENTS OF OPERATIONS:                                     SEPTEMBER 30,              SEPTEMBER 30,
----------------------------------------                    -------------------------    ------------------------
                                                                1997           1996          1997         1996
                                                               ------         ------       -------      --------

Net income                                                $    37,210    $     8,848    $   105,172 $    68,481
                                                          -----------    -----------    ----------- -----------
                                                          -----------    -----------    ----------- -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding             43,588,990     41,634,671     42,222,279  41,653,949
    Dilutive effect of stock option plans after
      application of treasury stock method                    337,388        290,292        323,874     320,456
                                                          -----------    -----------    ----------- -----------
                                                           43,926,378     41,924,963     42,546,153  41,974,405
                                                          -----------    -----------    ----------- -----------
                                                          -----------    -----------    ----------- -----------

Net income per common share                               $       .85    $       .21    $      2.47 $      1.63
                                                          -----------    -----------    ----------- -----------
                                                          -----------    -----------    ----------- -----------

COMPUTATION OF FULLY DILUTED EARNINGS
  PER COMMON SHARE (1):
-------------------------------------
Net income                                                $    37,210    $     8,848    $   105,172 $    68,481
Add:  Interest expense on 7 1/4% convertible
  subordinated debentures                                           -             84            130         244
                                                          -----------    -----------    ----------- -----------
Net income applicable to common stock                     $    37,210    $     8,932    $   105,302 $    68,725
                                                          -----------    -----------    ----------- -----------
                                                          -----------    -----------    ----------- -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding             43,588,990     41,634,671     42,222,279  41,653,949
    Dilutive effect of stock option plans after
      application of treasury stock method                    347,473        309,564        349,502     334,802
    Dilutive effect from assumed conversion of
      7 1/4% convertible subordinated debentures                    -        419,542        231,755     422,043
                                                          -----------    -----------    ----------- -----------
                                                           43,936,463     42,363,777     42,803,536  42,410,794
                                                          -----------    -----------    ----------- -----------
                                                          -----------    -----------    ----------- -----------

Net income per common share                               $       .85    $       .21    $      2.46 $      1.62
                                                          -----------    -----------    ----------- -----------
                                                          -----------    -----------    ----------- -----------

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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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